UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2008

PECO II, Inc.

(Exact name of registrant as specified in its charter)

Ohio	000-31283	34-1605456
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1376 State Route 598, Galion, Ohio	44833
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (419) 468-7600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders.

On May 6, 2008, PECO II, Inc. (the “Company”) filed a Certificate of Amendment to its Articles of Incorporation to effectuate a one-for-ten reverse split of the Company’s common shares as of 12:01 a.m., Eastern time, May 7, 2008 (the “Reverse Split”). The Company’s common shares began trading on the NASDAQ Capital Market under the symbol “PIIID” on May 7, 2008, and are expected to resume trading under the symbol “PIII” on Thursday, June 5, 2008.

Each shareholder will hold approximately the same percentage of common shares outstanding after the Reverse Split as held immediately prior to the Reverse Split, subject to adjustment for fractional shares. No fractional shares will be issued as a result of the Reverse Split. Shareholders entitled to receive a fractional share interest following the Reverse Split will instead receive a cash payment determined by multiplying (i) the closing sale price of the Company’s common shares on May 6, 2008 as reported on the NASDAQ Capital Market, or $0.40, by (ii) the number of common shares held by the shareholder that would otherwise have been exchanged for the fractional share interest.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 6, 2008, the Compensation Committee of the Board of Directors of the Company approved and adopted the Company’s Non-Equity Incentive Compensation Plan for the fiscal year ending December 31, 2008 (the “2008 IC Plan”). A description of the material terms of the 2008 IC Plan with respect to the Company’s “named executive officers” (as defined by Item 402(a)(3) of Regulation S-K) is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

A copy of the Company’s press release, entitled “PECO II Shareholders Approve Reverse Split of Common Shares” is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Description of the Material Terms of PECO II, Inc.’s Non-Equity Incentive Compensation Plan for Fiscal 2008

99.1	Press Release, dated May 6, 2008, entitled “PECO II Shareholders Approve Reverse Split of Common Shares.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PECO II, Inc.

Date: May 9, 2008	By:	/s/ John G. Heindel
John G. Heindel
Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Description of the Material Terms of PECO II, Inc.’s Non-Equity Incentive Compensation Plan for Fiscal 2008

99.1	Press Release, dated May 6, 2008, entitled “PECO II Shareholders Approve Reverse Split of Common Shares.”

4